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                                                                    Exhibit 10.3
                                                       (HA LOGISTICS, INC. LOGO)

Mr. John Matthews
Director of Bear Logistics & Web Fulfillment
Build-A-Bear Retail Management Inc.
1954 Innerbelt Business Ctr. Dr.
St. Louis, MO 63114-5760

RE: AGREEMENT FOR LOGISTICS SERVICES dated 02/24/2002

Dear Mr. Matthews:

By this letter, HA Logistics, is requesting a time extension for the above referenced agreement. We request that Build-A-Bear extend the termination date of the agreement until April 24, 2005.

The justification for the proposed time extensions is based on the current agreement expiration of February 24, 2005 and to provide time for a new agreement to be finalized.

If the extension request is granted, please signify by signing below, and returning a copy of the signed letter to HA Logistics. Upon receipt, we will then consider the agreement to have been extended until the date stated. If this extension is not granted, or further information is needed before an extension may be granted, please advise HA Logistics in writing within ten days of receipt of this letter.

Thank you for your consideration to this request.

Sincerely,

/s/ ALAN HUTTMANN
---------------------------
Alan Huttmann
President

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The Director of Bear Logistics & Web Fulfillment hereby agrees to and approves on extension of the above reference agreement until April 24, 2005.



/s/ Barry Erdos                              3/22/05
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PRESIDENT/COO                                DATE

                                Corporate Office
                    5175 Johnson Drive, Pleasanton, CA 94588

              Dispatch Phone (925) 251-9300  Fax (925) 251-9333 /
            Administration Phone (925) 251-9700  Fax (925) 251-9777